Exhibit 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS


           We hereby consent to the incorporation by reference in the

           Prospectus constituting part of this Registration Statement on

           Form S-3 of Viacom Inc. of our reports dated February 4, 1994,

           except as to Note 2., which is as of March 11, 1994, appearing on pages II-32 and F-2 of the Viacom Inc. Annual Report on

           Form 10-K for the year ended December 31, 1993, as amended by

           Form 10-K/A Amendment No. 1 dated May 2, 1994.  We also

           consent to the reference to us under the heading "Experts" in such Prospectus.



           /s/ Price Waterhouse LLP

           PRICE WATERHOUSE LLP

           New York, New York
           September 30, 1994